EXHIBIT 16.1

V

August 11, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of 1847 Holdings, LLC, pertaining to our firm included under Item 4.01 of Form 8-K dated August 11, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue
Suite 300
Edina, Minnesota 55436
630.277.2330